Exhibit 10

EIGHTH AMENDMENT TO CREDIT AND SECURITY AGREEMENTS

THIS EIGHTH AMENDMENT TO CREDIT AND SECURITY AGREEMENTS (the “Amendment”), dated as of September 27, 2011, is entered into by and between CAPSTONE TURBINE CORPORATION, a Delaware corporation (“Company”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), acting through its Wells Fargo Business Credit operating division.

RECITALS

A.            Company and Wells Fargo are parties to (i) a Credit and Security Agreement dated February 9, 2009 (as amended by that certain First Amendment to Credit and Security Agreements, dated June 9, 2009 (“First Amendment”), that certain Second Amendment to Credit and Security Agreements and Waiver of Defaults, dated November 5, 2009 (“Second Amendment”), that certain Third Amendment to Credit and Security Agreements and Waiver of Default, dated June 11, 2010 (“Third Amendment”), that certain Fourth Amendment to Credit and Security Agreements, dated June 29, 2010 (“Fourth Amendment”), that certain Fifth Amendment to Credit and Security Agreements, dated November 9, 2010 (“Fifth Amendment”), and that certain Sixth Amendment to Credit and Security Agreement and Waiver of Default, dated March 23, 2011 (“Sixth Amendment”), that certain Seventh Amendment to Credit and Security Agreements and Waiver of Default, dated June 2, 2011 (“Seventh Amendment”), and as further amended from time to time, the “Domestic Credit Agreement”), and (ii) a Credit and Security Agreement (Ex-Im Subfacility), dated February 9, 2009 (as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment, and the Seventh Amendment, and further amended from time to time, the “Ex-Im Credit Agreement”; and together with the Domestic Credit Agreement, the “Credit Agreements”).  Capitalized terms used in these recitals have the meanings given to them in the Credit Agreements unless otherwise specified.

B.            Company has requested that certain amendments be made to the Credit Agreements, of which Wells Fargo is willing to agree to pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1.             Amendments to Credit Agreements.  The Credit Agreements are amended as follows:

1.1           Recitals to Credit Agreements.

(a)           The first Recital of the Domestic Credit Agreement is amended to read in its entirety as follows:

“Company has asked Wells Fargo to provide it with a $15,000,000 revolving line of credit (the “Line of Credit”) for working capital purposes and to facilitate the issuance of letters of credit.  Wells Fargo is agreeable to meeting Company’s request, provided that Company agrees to the terms and conditions of this Agreement.”

(b)           The first Recital of the Ex-Im Credit Agreement is amended to read in its entirety as follows:

“Company has asked Wells Fargo to provide it with a $10,000,000 revolving line of credit (the “Line of Credit”) for working capital purposes, with such Line of Credit constituting a subfacility within the Domestic Facility Agreement (defined below).  Wells Fargo is agreeable to meeting Company’s request, provided that Company agrees to the terms and conditions of this Agreement.”

1.2           Section 1.1(a)(i) of the Domestic Credit Agreement.  In Section 1.1(a)(i) of the Domestic Credit Agreement, the reference to “$10,000,000” is hereby changed to “$15,000,000”.

1.3           Section 1.1(a)(i) of the Ex-Im Credit Agreement.  In Section 1.1(a)(i) of the Ex-Im Credit Agreement, the reference to “$7,000,000” is hereby changed to “$10,000,000”.

1.4           Section 1.1(b)(i) of the Credit Agreements.  Section 1.1(b)(i) of the Credit Agreements is amended to read in its entirety as follows:

“(i) September 30, 2014 (the “Maturity Date”),”

1.5           Section 1.2(a)(ii) of the Domestic Credit Agreement.  In Section 1.2(a)(ii) of the Domestic Credit Agreement, the reference to “$1,000,000” is hereby changed to “$2,000,000”.

1.6           Section 1.2(a)(ii) of the Ex-Im Credit Agreement.  In Section 1.2(a)(ii) of the Ex-Im Credit Agreement, the reference to “$2,000,000” is hereby changed to “$3,000,000”.

1.7           Section 1.3 of the Credit Agreements.  Section 1.3 of the Credit Agreements is amended to read in its entirety as follows:

“1.3        Procedures for Line of Credit Advances.

(a)           Advances to Operating Account.  Advances shall be credited to Company’s demand deposit account maintained with Wells Fargo (the “Operating Account”), unless the parties agree in a Record Authenticated by both of them to disburse to another account.

(b)           Advances upon Company’s Request.  Line of Credit Advances may be funded upon Company’s request.  No request will be deemed received until Wells Fargo acknowledges receipt, and Company, if requested by Wells Fargo, confirms the request in an Authenticated Record.  Company shall repay all Advances, even if the Person requesting the Advance on behalf of Company lacked authorization.  The Company shall make a request for a Line of Credit Advance no later than 9:00 a.m. Pasadena, California Time on the Business Day on which it wants the Advance to be funded, which request shall specify the principal Advance amount being requested.

(c)           Advances through Loan Manager.  If Wells Fargo has separately agreed that Company may use the Wells Fargo Loan Manager service (“Loan Manager”), Line of Credit Advances will be initiated by Wells Fargo and credited to the Operating Account as Floating Rate Advances as of the end of each Business Day in an amount sufficient to maintain an agreed upon ledger balance in the Operating Account, subject only to Line of Credit availability as provided in Section 1.1(a).  If Wells Fargo terminates Company’s access to Loan Manager, Company may continue to request Line of Credit Advances as provided in this Section 1.3.  Wells Fargo shall have no obligation to make an Advance through Loan Manager during a Default Period, or in an amount in excess of Line of Credit availability, and may terminate Loan Manager at any time in its sole discretion.

(d)           Protective Advances; Advances to Pay Indebtedness Due.  Wells Fargo may initiate an Advance on the Line of Credit in its sole discretion for any reason at any time, without Company’s compliance with any of the conditions of this Agreement, and (i) disburse the proceeds directly to third Persons in order to protect Wells Fargo’s interest in Collateral or to perform any of Company’s obligations under this Agreement, or (ii) apply the proceeds to the amount of any Indebtedness then due and payable to Wells Fargo.”

1.8           Sections 1.5(a) and (b) of the Domestic Credit Agreement.  Sections 1.5(a) and (b) of the Domestic Credit Agreement are amended to read in their entirety as follows:

“1.5        Interest and Interest Related Matters.

(a)           Interest Rate Applicable to Line of Credit.  Except as otherwise provided in this Agreement, the unpaid principal amount of each Line of Credit Advance evidenced by the Revolving Note shall accrue interest at an annual interest rate calculated as follows:

Floating Rate Pricing

The “Floating Rate” for Line of Credit Advances = the sum of (i) Daily Three Month LIBOR, which interest rate shall change whenever Daily Three Month LIBOR changes, plus (ii) the applicable Margin.

The “Margin” shall be five percent (5.0%) per annum; provided that (i) if Company’s Adjusted EBITDA for the most recently completed fiscal year is at least $2,000,000 for such year, as set forth in Company’s CPA-audited financial statements for such year, the Margin shall be four and one-half percent (4.5%) per annum, or (ii) if Company’s Adjusted Net Income for the most recently completed fiscal year is at least $-0- for such year, as set forth in Company’s CPA-audited financial statements for such year, the Margin shall be four percent (4.0%) per annum.  If Company satisfies both of the foregoing tests in clauses (i) and (ii) of this paragraph, the lower Margin (i.e., 4%) shall apply.

Each Margin change shall become effective on the first calendar day of the month following the month of receipt by Wells Fargo of the audited annual financial statements.  If Company fails to timely deliver audited annual financial statements as agreed, the Margin shall be at the highest level set forth above and Wells Fargo may notify Company that an Event of Default has occurred and impose the Default Rate.

If amended or restated financial statements would change previously calculated Margins, or if Wells Fargo determines that any financial statements have materially misstated Company’s financial condition, then Wells Fargo may, using the most accurate information available to it, recalculate the financial test or tests governing the Margins and retroactively increase the Margin from the date of receipt of such amended or restated financial statements and charge Company additional interest (such that Wells Fargo receives the interest that it should have received under this Agreement if the Company’s financial condition had been properly reported), which may be imposed on them from the beginning of the appropriate month to which the previous change has been made or to the beginning of the month in which any Event of Default has occurred, as Wells Fargo in its sole discretion deems appropriate.

(b)           Minimum Interest Charge.  Notwithstanding the other terms of Section 1.5 to the contrary, and except as limited by the usury savings provision of Section 1.5(e), Company shall pay Wells Fargo at least $66,000 of interest each calendar quarter under this Agreement and the Ex-Im Credit Agreement (the “Minimum Interest Charge”) during the term of this Agreement, and Company shall pay any deficiency between the Minimum Interest Charge and the amount of interest otherwise payable on the first day of each calendar quarter and on the Termination Date.  When calculating this deficiency, the Default Rate set forth in Section 1.5(c), if applicable, shall be disregarded.”

1.9           Section 1.5(a) of the Ex-Im Credit Agreement.  Section 1.5(a) of the Ex-Im Credit Agreement is amended to read in its entirety as follows:

“1.5        Interest and Interest Related Matters.

(a)           Interest Rate Applicable to Line of Credit.  Except as otherwise provided in this Agreement, the unpaid principal amount of each Line of Credit Advance evidenced by the Revolving Notes shall accrue interest at an annual interest rate calculated as follows:

Floating Rate Pricing

The “Floating Rate” for Line of Credit Advances = the sum of (i) Daily Three Month LIBOR, which interest rate shall change whenever Daily Three Month LIBOR changes, plus (ii) the applicable Margin.

The “Margin” shall be five percent (5.0%) per annum; provided that (i) if Company’s Adjusted EBITDA for the most recently completed fiscal year is at least $2,000,000 for such year, as set forth in Company’s CPA-audited financial statements for such year, the Margin shall be four and one-half percent (4.5%) per annum, or (ii) if Company’s Adjusted Net Income for the most recently completed fiscal year is at least $-0- for such year, as set forth in Company’s CPA-audited financial statements for such year, the Margin shall be four percent (4.0%) per annum.  If Company satisfies both of the foregoing tests in clauses (i) and (ii) of this paragraph, the Margin shall be four percent (4%) per annum.

Each Margin change shall become effective on the first calendar day of the month following the month of receipt by Wells Fargo of the audited annual financial statements.  If Company fails to timely deliver audited annual financial statements as agreed, the Margin shall be five percent (5%) per annum and Wells Fargo may notify Company that an Event of Default has occurred and impose the Default Rate.

If amended or restated financial statements would change previously calculated Margins, or if Wells Fargo determines that any financial statements have materially misstated Company’s financial condition, then Wells Fargo may, using the most accurate information available to it, recalculate the financial test or tests governing the Margins and retroactively increase the Margin from the date of receipt of such amended or restated financial statements and charge Company additional interest (such that Wells Fargo receives the interest that it should have received under this Agreement if the Company’s financial condition had been properly reported), which may be imposed on them from the beginning of the appropriate month to which the previous change has been made or to the beginning of the month in which any Event of Default has occurred, as Wells Fargo in its sole discretion deems appropriate.”

1.10         Section 1.6(e) of the Domestic Credit Agreement.  Section 1.6(e) of the Domestic Credit Agreement is amended to read in its entirety as follows:

“(e)         Line of Credit Termination and/or Reduction Fees.  If (i) Wells Fargo terminates the Line of Credit during a Default Period, (ii) Company terminates or reduces the Line of Credit on a date prior to the Maturity Date, (iii) Company terminates or reduces the Line of Credit on the Maturity Date in accordance with Section 1.8(b), or (iv) Company and Wells Fargo agree to reduce the Maximum Line Amount, then Company shall pay Wells Fargo as liquidated damages a termination or reduction fee in an amount equal to a percentage of the Maximum Line Amount (or the reduction of the Maximum Line Amount, as the case may be) calculated as follows:  (A) three percent (3.0%) if the termination or reduction occurs on or before September 30, 2012; (B) two percent (2.0%) if the termination or reduction occurs after September 30, 2012 and on or before September 30, 2013; and (C) one percent (1.0%) if the termination or reduction occurs after September 30, 2013.”

1.11         Sections 1.6(k) and (l) of the Domestic Credit Agreement.  Sections 1.6(k) and (l) of the Domestic Credit Agreement are hereby deleted in their entirety.

1.12         Section 1.6(j) of the Ex-Im Credit Agreement.  Section 1.6(j) of the Ex-Im Credit Agreement is hereby deleted in its entirety.

1.13         Section 1.7(a) of the Domestic Credit Agreement.  Section 1.7(a) of the Domestic Credit Agreement is amended to read in its entirety as follows:

“(a)         Interest Payments and Interest Accrual.  Accrued and unpaid interest under the Revolving Note on Floating Rate Advances shall be due and payable on the first day of each month (each an “Interest Payment Date”) and on the Termination Date, and shall be paid in the manner provided in Section 1.4(c).  Interest shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of Advance to the Interest Payment Date.”

1.14         Section 1.7(a) of the Ex-Im Credit Agreement.  Section 1.7(a) of the Ex-Im Credit Agreement is amended to read in its entirety as follows:

(a)           Interest Payments and Interest Accrual.  Accrued and unpaid interest under the Revolving Notes on Floating Rate Advances shall be due and payable on the first day of each month (each an “Interest Payment Date”) and on the Termination Date, and shall be paid in the manner provided in Section 1.4(c).  Interest shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of Advance to the Interest Payment Date.”

1.15         Section 5.2(c) of the Credit Agreements.  Section 5.2(c) of the Credit Agreements is amended to read in its entirety as follows:

“(c)         Minimum Cash to Unreimbursed Line of Credit Advances Coverage Ratio.  At all times during which this Section 5.2(c) shall be in effect, the ratio of (i) the sum of the outstanding Advances under the Revolving Note plus the L/C Amount plus the outstanding “Advances” under the Ex-Im Credit Agreement to (ii) cash and Cash Equivalents of Company in which Wells Fargo has a perfected first priority security interest, shall not exceed the Required Coverage Ratio (as defined below).  Compliance with the foregoing covenant shall be reported as Wells Fargo shall request from time to time in its sole discretion.  “Required Coverage Ratio” shall mean:  (i) 80%, unless one of the following clauses; (ii) 100%, if Company’s Gross Profit Margin for the fiscal year ending March 31, 2012 equals or exceeds 10% (as determined based on Company’s CPA-audited financial statements for such fiscal year); (iii) 150%, if Company’s Adjusted EBITDA for any fiscal year equals or exceeds $2,000,000 (as determined based on Company’s CPA-audited financial statements for such fiscal year); or (iv) no requirement (i.e., this Section 5.2(c) shall not apply), if Company’s Adjusted Net Income for any fiscal year equals or exceeds $-0- (as determined based on Company’s CPA-audited financial statements for such fiscal year); provided that (A) if Company satisfies both clauses (iii) and (iv) of this paragraph, this Section 5.2(c) shall not apply, and (B) any change in the Required Coverage Ratio shall begin to apply as of the first day of the first calendar month after receipt by Wells Fargo of Company’s relevant CPA-audited financial statements.”

1.16         Exhibit A to Credit Agreements.

(a)           The following terms are hereby added to Exhibit A to the Credit Agreements in the appropriate alphabetical positions:

““Adjusted EBITDA” means, for any period of determination, Company’s Adjusted Net Income, calculated before (in each case, to the extent included in determining net income), without duplication, (i) Interest Expense, (ii) provision for income taxes, (iii) depreciation and amortization expense, (iv) any extraordinary gains or extraordinary non-cash losses, (v) changes resulting from the valuation of goodwill and intangible assets made in accordance with FASB Accounting Standard 142, (vi) changes resulting from foreign exchange adjustments arising from a revaluation of assets subject to foreign currency revaluation, and (vii) provisions arising from adjustments to Company’s inventory reserves for obsolete, excess, or slow moving inventory.”

““Adjusted Net Income” means, for any period of determination, the sum of (i) Company’ s Net Income, plus (ii) to the extent deducted in determining Net Income, non-cash warrant and stock-based compensation expenses, minus (iii) to the extent included in determining Net Income, non-cash warrant and stock-based compensation income.”

““Daily Three Month LIBOR” means, for any day, the rate of interest equal to LIBOR then in effect for delivery for a three (3) month period.  When interest is determined in relation to Daily Three Month LIBOR, each change in the interest rate shall become effective each Business Day that Wells Fargo determines that Daily Three Month LIBOR has changed.”

““Gross Profit Margin” means, for any period determination, the quotient obtained from (i) Company’s revenue minus cost of goods sold, divided by (ii) Company’s revenue, as determined in accordance with GAAP.”

““Interest Expense” means, for the relevant measurement period, Company’s total gross interest expense during such period (excluding interest income), and shall in any event include (a) interest expensed (whether or not paid) on all funded Debt, (b) the amortization of debt discounts, (c) the amortization of all fees payable in connection with the incurrence of Debt to the extent included in interest expense, and (d) the portion of any capitalized lease obligation allocable to interest expense.”

(b)           The following defined terms that appear in Exhibit A to the Credit Agreements are amended to read in their entirety as follows:

““Business Day” means a day on which the Federal Reserve Bank of New York is open for business.”

““LIBOR” means the rate per annum (rounded upward, if necessary, to the nearest whole 1/8th of one percent (1%)) determined pursuant to the following formula:

LIBOR =	Base LIBOR
100% - LIBOR Reserve Percentage

(a)           “Base LIBOR” means the rate per annum for United States dollar deposits quoted by Wells Fargo for the purpose of calculating the effective Floating Rate for loans that reference Daily Three Month LIBOR as the Inter-Bank Market Offered Rate in effect from time to time for three (3) month delivery of funds in amounts approximately equal to the principal amount of such loans.  Company understands and agrees that Wells Fargo may base its quotation of the

Inter-Bank Market Offered Rate upon such offers or other market indicators of the Inter-Bank Market as Wells Fargo in its discretion deems appropriate, including but not limited to the rate offered for U.S. dollar deposits on the London Inter-Bank Market.

(b)           “LIBOR Reserve Percentage” means the reserve percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor) for “Eurocurrency Liabilities” (as defined in Regulation D of the Federal Reserve Board, as amended), adjusted by Wells Fargo for expected changes in such reserve percentage during the applicable term of the Revolving Notes.”

(c)           The following defined terms that appear in Exhibit A to the Credit Agreements are hereby deleted in their entirety:  “Interest Period”, “LIBOR Advance”, and “LIBOR Advance Rate”.

1.17         Exhibit E to the Domestic Credit Agreement.  Exhibit E to the Domestic Credit Agreement is hereby deleted and replaced with Exhibit E-1 attached to this Amendment.

1.18         Exhibit E to the Ex-Im Credit Agreement.  Exhibit E to the Ex-Im Credit Agreement is hereby deleted and replaced with Exhibit E-2 attached to this Amendment

2.             No Other Changes.  Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreements shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

3.             Accommodation Fee; Ex-Im Fee.

3.1           Company shall pay Wells Fargo as of the date hereof a fully earned, non-refundable accommodation fee in the amount of $75,000 in consideration of Wells Fargo’s execution and delivery of this Amendment (the “Accommodation Fee”).  The Accommodation Fee shall be deemed fully earned as of the date of this Amendment, and due and payable in full upon the earlier of (i) October 31, 2011, or (ii) the Termination Date.

3.2           In addition to the Accommodation Fee, Company shall pay the fee required by the Export—Import Bank of the United States in connection with this Amendment (the “Ex-Im Fee”).  The Ex-Im Fee shall be deemed fully earned as of the date of this Amendment, and due and payable in full as of the date of this Amendment.

4.             Conditions Precedent.  This Amendment shall be effective when Wells Fargo shall have received an executed original of this Amendment, together with each of the following, each in substance and form acceptable to Wells Fargo in its sole discretion:

4.1           An Amended and Restated Revolving Note related to the Domestic Credit Agreement, duly executed by Company;

4.2           Amended and Restated Revolving Notes related to the Ex-Im Credit Agreement, duly executed by Company;

4.3           A Certificate of the Secretary of Company certifying as to (i) the resolutions of the board of directors of Company approving the execution and delivery of this Amendment, (ii) the fact that the certificate of incorporation and bylaws of Company, which were certified and delivered to Wells Fargo pursuant to the Certificate of Authority of Company’s secretary or assistant secretary dated February 9, 2009, continue in full force and effect and have not been amended or otherwise modified except as set forth in the Certificate to be delivered, and (iii) the fact that the officers and agents of Company who have been certified to Wells Fargo, pursuant to the Certificate of Authority of Company’s secretary or assistant secretary dated February 9, 2009, as being authorized to sign and to act on behalf of Company continue to be so authorized;

4.4           Consent and approval of this Amendment by the Export Import Bank of the United States, if required by Wells Fargo;

4.5           Receipt by Wells Fargo of the Ex-Im Fee;

4.6           The Acknowledgement and Agreement of Guarantor set forth at the end of this Amendment, duly executed by Guarantor; and

4.7           Such other matters as Wells Fargo may require.

5.             Representations and Warranties.  Company hereby represents and warrants to Wells Fargo as follows:

5.1           Company has all requisite power and authority to execute this Amendment and any other agreements or instruments required hereunder and to perform all of its obligations hereunder, and this Amendment and all such other agreements and instruments have been duly executed and delivered by Company and constitute the legal, valid and binding obligation of Company, enforceable in accordance with their terms.

5.2           The execution, delivery and performance by Company of this Amendment and any other agreements or instruments required hereunder have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to Company, or the certificate of incorporation or bylaws of Company, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Company is a party or by which it or its properties may be bound or affected.

5.3           After giving effect to this Amendment, all of the representations and warranties contained in Section 4 of, and Exhibit D to, the Credit Agreements are true and correct in all material respects on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date (in which case they shall continue to be true and correct as of such earlier date).

6.             References.  All references in the Credit Agreements to “this Agreement” shall be deemed to refer to the relevant Credit Agreement as amended hereby; and any and all references in the Security Documents to the Credit Agreements shall be deemed to refer to the relevant Credit Agreement as amended hereby.

7.             No Waiver.  Except as expressly provided in Section 2 of this Amendment, the execution of this Amendment and the acceptance of all other agreements and instruments related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreements or a waiver of any breach, default or event of default under any Security Document or other document held by Wells Fargo, whether or not known to Wells Fargo and whether or not existing on the date of this Amendment.

8.             Release.  Company and the Guarantor signing the Acknowledgment and Agreement of Guarantor set forth below hereby absolutely and unconditionally release and forever discharge Wells Fargo, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents, attorneys, and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which Company or Guarantor has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.  It is the intention of the Company and Guarantor in executing this release that the same shall be effective as a bar to each and every claim, demand and cause of action specified and in furtherance of this intention the Company and Guarantor each waives and relinquishes all rights and benefits under Section 1542 of the Civil Code of the State of California, which provides:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MIGHT HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

The parties acknowledge that each may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such claims, demands, or causes of action and agree that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts.

9.             Costs and Expenses.  Company hereby reaffirms its agreement under the Credit Agreements to pay or reimburse Wells Fargo on demand for all costs and expenses incurred by Wells Fargo in connection with the Loan Documents, including, without limitation, all reasonable fees and disbursements of legal counsel.  Without limiting the generality of the foregoing, Company specifically agrees to pay all reasonable fees and disbursements of counsel to Wells Fargo for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto.  Company hereby agrees that Wells Fargo may, at any time or from time to time in its sole discretion and without further authorization by Company, make a loan to Company under the Credit Agreements, or apply the proceeds of any loan, for the purpose of paying any such reasonable fees, disbursements, costs and expenses and the fee set forth in Section 3 of this Amendment.

10.           Miscellaneous.  This Amendment and the Acknowledgment and Agreement of Guarantor may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.  Transmission by facsimile or “pdf” file of an executed counterpart of this Amendment shall be deemed to constitute due and sufficient delivery of such counterpart.  Any party hereto may request an original counterpart of any party delivering such electronic counterpart.  This Amendment and the rights and obligations of the parties hereto shall be construed in accordance with, and governed by, the laws of the State of California.  In the event of any conflict between this Amendment and the Credit Agreements, the terms of this Amendment shall govern.  The Export-Import Bank of the United States shall be an express intended beneficiary of this Amendment.

[Signatures on next page]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

WELLS FARGO BANK,
NATIONAL ASSOCIATION

By:	/s/ Michael White
Print Name: Michael White
Title: Authorized Signatory

CAPSTONE TURBINE CORPORATION

By:	/s/ Edward Reich
Print Name: Edward Reich
Its: EVP & CFO

ACKNOWLEDGMENT AND AGREEMENT OF GUARANTOR

The undersigned, a guarantor of the indebtedness of Capstone Turbine Corporation (“Company”) to Wells Fargo Bank, National Association (as more fully defined in the Amendment, “Wells Fargo”), acting through its Wells Fargo Business Credit operating division, pursuant to the separate Guaranty dated February 9, 2009 (“Guaranty”), hereby (i) acknowledges receipt of the foregoing Eighth Amendment to Credit and Security Agreements (“Amendment”); (ii) consents and agrees to the terms (including, without limitation, the release set forth in Section 8 of the Amendment) and execution and performance thereof; (iii) reaffirms all obligations to Wells Fargo pursuant to the terms of the Guaranty; and (iv) acknowledges that Wells Fargo may amend, restate, extend, renew or otherwise modify the Credit Agreements and any indebtedness or agreement of the Company, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the liability of the undersigned under the Guaranty for all of the Company’s present and future indebtedness to Wells Fargo.

CAPSTONE TURBINE INTERNATIONAL, INC.

By:	/s/ Edward Reich
Print Name: Edward Reich
Title: EVP & CFO

Exhibit E-1

Exhibit E to Credit and Security Agreement

COMPLIANCE CERTIFICATE

To:	Wells Fargo Bank, National Association
Date:	[ , 201 ]
Subject:	Financial Statements

In accordance with our Credit and Security Agreement dated February 9, 2009 (as amended from time to time, the “Credit Agreement”), attached are the financial statements of Capstone Turbine Corporation (the “Company”) dated [                       , 201    ] (the “Reporting Date”) and the year-to-date period then ended (the “Current Financials”).  All terms used in this certificate have the meanings given in the Credit Agreement.

A.            Preparation and Accuracy of Financial Statements.  I certify that the Current Financials have been prepared in accordance with GAAP, subject to year-end audit adjustments, and fairly present Company’s financial condition as of the Reporting Date.

B.            Name of Company; Merger and Consolidation.  I certify that:

(Check one)

☐            Company has not, since the date of the Credit Agreement, changed its name or jurisdiction of organization, nor has it consolidated or merged with another Person.

☐            Company has, since the date of the Credit Agreement, either changed its name or jurisdiction of organization, or both, or has consolidated or merged with another Person, which change, consolidation or merger:  ☐ was consented to in advance by Wells Fargo in an Authenticated Record, and/or ☐ is more fully described in the statement of facts attached to this Certificate.

C.            Events of Default.  I certify that:

(Check one)

☐            I have no knowledge of the occurrence of an Event of Default under the Credit Agreement, except as previously reported to Wells Fargo in a Record.

☐            I have knowledge of an Event of Default under the Credit Agreement not previously reported to Wells Fargo in a Record, as more fully described in the statement of facts attached to this Certificate, and further, I acknowledge that Wells Fargo may under the terms of the Credit Agreement impose the Default Rate at any time during the resulting Default Period.

1

D.            Litigation Matters.  I certify that:

(Check one)

☐            I have no knowledge of any material adverse change to the litigation exposure of Company or any of its Affiliates or of any Guarantor.

☐            I have knowledge of material adverse changes to the litigation exposure of Company or any of its Affiliates or of any Guarantor not previously disclosed in Exhibit D, as more fully described in the statement of facts attached to this Certificate.

E.             Financial Covenants.  I further certify that:

(Complete each of the following)

1.             Minimum Net Income.  Pursuant to Section 5.2(b) of the Credit Agreement, as of the Reporting Date, Company’s Net Income was [$                    ], which ☐ satisfies ☐ does not satisfy the requirement that Net Income be not less than the amount required by such Section 5.2(b).

2.             Minimum Cash to Unreimbursed Line of Credit Advances Coverage Ratio.  Pursuant to Section 5.2(c) of the Credit Agreement, as of the Reporting Date, at all times, Company has ☐ has not ☐ been in compliance with the requirement that the percentage of the unreimbursed Line of Credit Advances under the Revolving Note plus the L/C Amount plus outstanding “Advances” under the Ex-Im Credit Agreement to the amount of cash plus Cash Equivalents of Company in which Wells Fargo has a perfected first priority security interest be not greater than the then applicable Required Coverage Ratio, if any, set forth in the Credit Agreement.

3.             Capital Expenditures.  Pursuant to Section 5.2(d) of the Credit Agreement, for the year-to-date period ending on the Reporting Date, Company has expended or contracted to expend during the fiscal year ended March 31, 201      , for Capital Expenditures, $                                 in the aggregate, which ☐ satisfies ☐ does not satisfy the requirement that such expenditures not exceed the limit for such fiscal year set forth in such Section 5.2(d).

Attached are statements of all relevant facts and computations in reasonable detail sufficient to evidence Company’s compliance with the financial covenants referred to above, which computations were made in accordance with GAAP.

Capstone Turbine Corporation

By:
Its:	Chief Financial Officer

2

Exhibit E-2

Exhibit E to Credit and Security Agreement (Ex-Im Subfacility)

COMPLIANCE CERTIFICATE

To:	Wells Fargo Bank, National Association
Date:	[ , 201 ]
Subject:	Financial Statements

In accordance with our Credit and Security Agreement (Ex-Im Subfacility) dated February 9, 2009 (as amended from time to time, the “Credit Agreement”), attached are the financial statements of Capstone Turbine Corporation (the “Company”) dated [                       , 201    ] (the “Reporting Date”) and the year-to-date period then ended (the “Current Financials”).  All terms used in this certificate have the meanings given in the Credit Agreement.

A.            Preparation and Accuracy of Financial Statements.  I certify that the Current Financials have been prepared in accordance with GAAP, subject to year-end audit adjustments, and fairly present Company’s financial condition as of the Reporting Date.

B.            Name of Company; Merger and Consolidation.  I certify that:

(Check one)

☐            Company has not, since the date of the Credit Agreement, changed its name or jurisdiction of organization, nor has it consolidated or merged with another Person.

☐            Company has, since the date of the Credit Agreement, either changed its name or jurisdiction of organization, or both, or has consolidated or merged with another Person, which change, consolidation or merger:  ☐ was consented to in advance by Wells Fargo in an Authenticated Record, and/or ☐ is more fully described in the statement of facts attached to this Certificate.

C.            Events of Default.  I certify that:

(Check one)

☐            I have no knowledge of the occurrence of an Event of Default under the Credit Agreement, except as previously reported to Wells Fargo in a Record.

☐            I have knowledge of an Event of Default under the Credit Agreement not previously reported to Wells Fargo in a Record, as more fully described in the statement of facts attached to this Certificate, and further, I acknowledge that Wells Fargo may under the terms of the Credit Agreement impose the Default Rate at any time during the resulting Default Period.

D.            Litigation Matters.  I certify that:

(Check one)

☐            I have no knowledge of any material adverse change to the litigation exposure of Company or any of its Affiliates or of any Guarantor.

☐            I have knowledge of material adverse changes to the litigation exposure of Company or any of its Affiliates or of any Guarantor not previously disclosed in Exhibit D, as more fully described in the statement of facts attached to this Certificate.

E.             Financial Covenants.  I further certify that:

(Complete each of the following)

1.             Minimum Net Income.  Pursuant to Section 5.2(b) of the Credit Agreement, as of the Reporting Date, Company’s Net Income was [$                    ], which ☐ satisfies ☐ does not satisfy the requirement that Net Income be not less than the amount required by such Section 5.2(b).

2.             Minimum Cash to Unreimbursed Line of Credit Advances Coverage Ratio.  Pursuant to Section 5.2(c) of the Credit Agreement, as of the Reporting Date, at all times, Company has ☐ has not ☐ been in compliance with the requirement that the percentage of the unreimbursed Line of Credit Advances under the Revolving Note plus the L/C Amount plus outstanding “Advances” under the Domestic Facility Agreement to the amount of cash plus Cash Equivalents of Company in which Wells Fargo has a perfected first priority security interest be not greater than the then applicable Required Coverage Ratio, if any, set forth in the Credit Agreement.

3.             Capital Expenditures.  Pursuant to Section 5.2(d) of the Credit Agreement, for the year-to-date period ending on the Reporting Date, Company has expended or contracted to expend during the fiscal year ended March 31, 201      , for Capital Expenditures, $                                 in the aggregate, which ☐ satisfies ☐ does not satisfy the requirement that such expenditures not exceed the limit for such fiscal year set forth in such Section 5.2(d).

Attached are statements of all relevant facts and computations in reasonable detail sufficient to evidence Company’s compliance with the financial covenants referred to above, which computations were made in accordance with GAAP.

Capstone Turbine Corporation

By:
Its:	Chief Financial Officer